Exhibit 3.45

CERTIFICATE OF FORMATION

OF

ELBOW CREEK WIND PROJECT LLC

The undersigned natural person of the age of eighteen (18) years or more, acting as organizer of a limited liability company under the Texas Business Organizations Code, does hereby adopt the following Certificate of Formation for such limited liability company.

ARTICLE 1

The name of the limited liability company is Elbow Creek Wind Project LLC (the “Limited Liability Company”).

ARTICLE 2

The period of duration of the Limited Liability Company is perpetual.

ARTICLE 3

The purpose for which the Limited Liability Company is organized is to engage in the transaction of any or all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

ARTICLE 4

The street address of the initial registered office of the Limited Liability Company is: 7701 Las Colinas Ridge, Suite 240, Irving, Texas 75063; and the name of its initial registered agent at such address is David Spalding.

ARTICLE 5

The Limited Liability Company will not have managers. The name and address of the initial sole member is:

Name	Address

Wind Plus Holdings, Inc.	7701 Las Colinas Ridge Suite 325 Irving, Texas 75063

ARTICLE 6

The name and address of the organizer is: David Spalding, 7701 Las Colinas Ridge, Suite 325; Irving, Texas 75063.

ARTICLE 7

No member of the Limited Liability Company shall be liable for the debts, obligations or liabilities of the Limited Liability Company, including under a judgment, decree or order of any court.

ARTICLE 8

On each matter on which the membership interests are entitled to vote, a member will have one vote or a fraction of one vote per one percent of membership interest or fraction of membership interest owned by the member.

Cumulative voting is not allowed.

Preemptive rights do not exist.

ARTICLE 9

This Certificate of Formation may be amended, modified, supplemented or restated in any manner permitted by applicable law and approved by the affirmative vote of members owning more than fifty percent (50%) in interest of all of the membership interests in the Limited Liability Company then outstanding, provided that the provisions of Article Seven may not be amended without the affirmative vote of all of the members of the Limited Liability Company.

ARTICLE 10

No member of the Limited Liability Company shall be liable to the Limited Liability Company or the other members for monetary damages for an act or omission in such member’s capacity as a member of the Limited Liability Company, except that this Article does not eliminate or limit the liability of a member to the extent the member is found liable for (i) a breach of the member’s duty of loyalty to the Limited Liability Company or its members, (ii) an act or omission not in good faith that constitutes a breach of duty of the member to the Limited Liability Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the member received an improper benefit whether or not the benefit resulted from an action taken within the scope of the member’s office; or (iv) an act or omission for which the liability of a member is expressly provided by an applicable statute. If applicable law is amended to authorize action further eliminating or limiting the liability of the members, then the liability of the members of this Limited Liability Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a member existing at the time of such repeal or modification.

IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of January, 2007

/s/ David Spalding
David Spalding

Form 424	[SEAL]	This space reserved for office use.
(Revised 01/06)
Return in duplicate to:	Certificate of Amendment	FILED
Secretary of State		In the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697
512 463-5555		AUG 30 2007
FAX: 512/463-5709
Filing Fee: See instructions		Corporations Section

Entity Information

The name of the filing entity is:

Elbow Creek Wind Project LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐	For-profit Corporation	☐	Professional Corporation

☐	Nonprofit Corporation	☐	Professional Limited Liability Company

☐	Cooperative Association	☐	Professional Association

☒	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800761503

The date of formation of the entity is: January 18, 2007

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

RECEIVED AUG 30 2007 Secretary of State

6

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☒   A. The registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System

OR

☐   B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

350 North St. Paul Street	Dallas	TX	75201
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Principal Place of Business Address: 211 Camegie Center Princeton, NJ 08540

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

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Effectiveness of Filing (Select either A, B, or C)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: August 30, 2007

/s/ Lynne Przychodzki

Signature and title of authorized person(s) (see instructions) Lynne Przychodzki, Authorized Person

8

Form 424	[SEAL]	This space reserved for office use.
(Revised 01/06)
Return in duplicate to:	Certificate of Amendment	FILED
Secretary of State		In the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697
512 463-5555		AUG 05 2008
FAX: 512/463-5709
Filing Fee: See instructions		Corporations Section

Entity Information

The name of the filing entity is:

Elbow Creek Wind Project LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒	For-profit Corporation	☐	Professional Corporation

☐	Nonprofit Corporation	☐	Professional Limited Liability Company

☐	Cooperative Association	☐	Professional Association

☐	Limited Liability Company	☐	Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800761503

The date of formation of the entity is: 01/18/2007

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

RECEIVED AUG 05 2008 Secretary of State

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☐   A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐   B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 4-The address of the initial registered office of the LLC is: 350 North St. Paul Street Dallas, TX 75201; and the name of its registered agent at such address is CT Corporation System. Article 5-The LLC will not have managers. The name and address of the initial sole member is: Padoma Wind Power, LLC, 211 Carnegie Center, Princeton, NJ 08540.

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 8/4/08

/s/ Lynne Przychodzki

Assistant Secretary

Signature and title of authorized person(s) (see instructions)

	Office of the Secretary of State	Filed in the Office of the
	Corporations Section	Secretary of State of Texas
[SEAL]	P.O. Box 13697	Filing #: 800761503 04/19/2010
	Austin, Texas 78711-3697	Document #: 304522292031
	(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is
Elbow Creek Wind Project LLC

The entity’s filing number is 800761503

2.

The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N. St. Paul St., Dallas, TX 75201

3.

The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul St., Ste. 2900, Dallas, TX 75201-4234

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010

CT Corporation System
Name of Registered Agent

Kenneth Uva, Vice President
Signature of Registered Agent

FILING OFFICE COPY